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                                                                     EXHIBIT 5.1


[VINSON & ELKINS LETTERHEAD]                          VINSON & ELKINS L.L.P.
                                                      2300 FIRST CITY TOWER
                                                      1001 FANNIN STREET
                                                      HOUSTON, TEXAS  77002-6760
                                                      TELEPHONE (713) 758-2222
                                                      FAX (713) 758-2346
                                                      www.velaw.com


August 21, 2002


Newfield Exploration Company
363 North Sam Houston Parkway East
Suite 2020
Houston, Texas  77060

Treasure Island Royalty Trust
c/o Newfield Exploration Company
363 North Sam Houston Parkway East
Suite 2020
Houston, Texas  77060

Ladies and Gentlemen:

         We acted as counsel for Newfield Exploration Company, a Delaware corporation (the "Company"), and Treasure Island Royalty Trust, an express trust created under the laws of the states of Texas (the "Trust"), in connection with the preparation of the Registration Statement on Form S-4 (Registration No. 333-91014) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance and sale of up to 7,259,571 shares of the Company's common stock, par value $.01 per share (the "Shares"), and up to 42,547,298 units (the "Trust Units") representing undivided beneficial ownership interests in the Trust. The Shares and the Trust Units are being offered, issued and sold to the holders of the shares of common stock, par value $.01 per share, and preferred stock, no par value, of EEX Corporation, a Texas corporation ("EEX"), in accordance with the terms and conditions of the Amended and Restated Agreement and Plan of Merger dated as of May 29, 2002 among the Company, Newfield Operating Company, a Texas corporation and wholly owned subsidiary of the Company ("Merger Sub"), and EEX (as amended, the "Merger Agreement").

         In our capacity as your counsel in the connection referred to above, we have examined or are familiar with the certificate of incorporation and bylaws of the Company, each as amended to date, and have examined the originals, or copies certified or otherwise identified, of the Registration Statement, the Merger Agreement and corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of representatives of the Company, and other instruments and documents, as a basis for the opinions hereinafter expressed. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and
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Newfield Exploration Company
Treasure Island Royalty Trust
August 21, 2002
Page 2


that all documents submitted to us as certified or photostatic copies conform to the original copies of such documents.

         On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares and the Trust Units have been validly authorized and, when issued and delivered in accordance with the provisions of, and upon payment of the consideration therefor as provided for in, the Merger Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.

         The foregoing opinions are limited to the federal laws of the United States of America, the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware, and the laws of the State of Texas.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                              Very truly yours,


                                              /s/ Vinson & Elkins L.L.P.

                                              Vinson & Elkins L.L.P.